UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 11, 2019

Date of Report

(Date of earliest event reported)

FLEXPOINT SENSOR SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54892 (Commission File Number)	87-0620425 (IRS Employer Identification No.)
106 West Business Park Drive, Draper, Utah 84020 (Address of principal executive offices) (Zip code)

           Registrant’s telephone number, including area code:  801-568-5111

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Section 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

Pursuant to shareholder approval granted at the shareholders meeting held on December 28, 2018, Flexpoint Sensor Systems, Inc. (“the Company”) filed a Certificate of Amendment to its Certificate of Incorporation with the state of Delaware.   The Certificate of Amendment became effective on October 11, 2019 and increased the Company’s authorized common stock from One Hundred Million (100,000,000) to Two Hundred Million (200,000,000) with a par value of $0.001.  The Company’s Certificate of Amendment continues to provide for 1,000,000 shares of preferred stock, par value of $0.001.  No preferred stock has been issued to date.

The Board believes the additional authorized shares of common stock may be used for corporate purposes, such as, raising capital for operations, conversion of debt, stock dividends and possible acquisitions of other technologies or businesses.  However, any such future actions must be deemed appropriate by our Board and, if applicable, be approved by other regulatory authorities.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

No.	Description
3(i).2	Certificate of Amendment to Flexpoint Certificate of Incorporation, dated October 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXPOINT SENSOR SYSTEMS, INC.

Date:   October 14, 2019

/s/ Clark M. Mower

Clark M. Mower

President